Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 400,000 shares of common stock under the NMT Medical, Inc. 2001 Stock Incentive Plan, of our report dated February 12, 2004, with respect to the consolidated financial statements of NMT Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 6, 2004